 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-273730
PROSPECTUS
Canoo Inc.
149,637,448 Shares of Common Stock
This prospectus relates to the offer and sale of up to 149,637,448 shares of our Common Stock, $0.0001 par value per share (our “Common Stock”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA” or the “Selling Stockholder”). YA is a fund managed by Yorkville Advisors Global, LP.
The shares of our Common Stock being offered by the Selling Stockholder may be issued pursuant to the Securities Purchase Agreement, dated June 30, 2023, that we entered into with YA (the “Purchase Agreement”). The shares of Common Stock included in this prospectus consist of (i) up to 100,000,000 shares of Common Stock that may be issued pursuant to convertible debentures in an aggregate principal amount of $26.6 million (the “Initial Debenture”), and (ii) shares of Common Stock that may be issued pursuant to a warrant (the “Initial Warrant”) to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. We cannot predict the total number of shares that will be issued pursuant to the Initial Debenture or the Initial Warrant.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we have received approximately $25.0 million in aggregate gross proceeds from the sale of the Initial Debenture to YA, and may receive up to approximately $26.6 million in proceeds upon payment of the exercise price of the Initial Warrant, from time to time after the date of this prospectus. The Initial Debenture is convertible at YA’s option into a number of shares (the “Shares”) of our Common Stock, equal to the applicable Initial Debenture conversion amount (as defined below) divided by the lower of (a) $0.50 per share and (b) 95% of the lowest daily volume-weighted average price of the Common Stock during the five consecutive trading days immediately preceding the applicable conversion date (the “Variable Conversion Price”), but not lower than $0.10 per share (the “Floor Price”). The Initial Debenture may be converted in whole or in part, at any time and from time to time, subject to the Exchange Cap (as defined herein). See “Summary — The Offering”. The conversion amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Initial Debenture as of such conversion. The Initial Warrant is immediately exercisable.
See the sections titled “The YA Transactions” for a description of the transactions contemplated by the Purchase Agreement and “Selling Stockholder” for additional information regarding YA.
The Selling Stockholder may sell the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” Though we have been advised by YA that it purchased the Initial Debenture and Initial Warrant for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the SEC may take the position that YA is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by YA and any discounts, commissions or concessions received by YA is deemed to be underwriting discounts and commissions under the Securities Act.
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution.”
Our Common Stock and public warrants are traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GOEV” and “GOEVW,” respectively. On August 14, 2023, the last reported sale price on Nasdaq of our Common Stock was $0.5093 per share and the last reported sale price of our public warrants was $0.1178 per warrant. On March 27, 2023, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), we have been provided with a compliance period of 180 calendar days, or until September 25, 2023, to regain compliance with the Bid Price Requirement (as defined below). See “Summary — Recent Developments — Nasdaq Continued Listing Standards.”
Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 10 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 15, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Stockholder may, from time to time, sell the securities described in this prospectus. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Canoo,” “the Company” and “our company” refer to and similar references refer to Canoo Inc. and its consolidated subsidiaries.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database. We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.canoo.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and our amendment thereto filed on April 19, 2023 which includes the information required by Part III of the Form 10-K;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 25, 2023, January 27, 2023, February 3, 2023, February 6, 2023, February 14, 2023, February 28, 2023, March 31, 2023, April 10, 2023, April 25, 2023, June 28, 2023, July 7, 2023 and August 4, 2023; and

•
a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

SUMMARY
Canoo Inc.
We are a high tech advanced mobility technology company with a mission to bring electric vehicles (“EVs”) to everyone and provide connected services that improve the fleet or individual vehicle ownership experience. We are developing a technology platform that we believe will enable us to rapidly innovate, iterate and bring new products, addressing multiple use cases, to market faster than our competition and at lower cost. Our vehicle architecture and design philosophy are aimed at driving productivity and returning capital to our customers, and we believe the software and technology capabilities we are developing, packaged around a modular, customizable product, have the potential to empower the customer experience across a vehicle’s lifecycle. We remain committed to the environment and to delivering sustainable mobility that is accessible to everyone. We proudly intend to manufacture our fully electric vehicles in Oklahoma, bringing advanced manufacturing and technology jobs to communities in America’s heartland. We are committed to building a diverse workforce that will draw heavily upon the local communities of Native Americans and veterans.
Recent Developments
Nasdaq Continued Listing Standards
On March 27, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq, indicating that, because the closing bid price for our Common Stock has fallen below $1.00 per share for 30 consecutive business days (February 9, 2023 through March 24, 2023), we no longer comply with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”).
The Notice has no immediate effect on the listing of the Common Stock on Nasdaq. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), we have been provided with a compliance period of 180 calendar days, or until September 25, 2023, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of our Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to September 25, 2023.
If the Company does not regain compliance by September 25, 2023, the Company may be eligible for an additional grace period. To qualify, the Company must apply to transfer the listing of the Common Stock to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Company meets these requirements, the Nasdaq staff would be expected to grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would have the right to appeal a determination to delist its Common Stock, and the Common Stock would remain listed on the Nasdaq Global Select Market until the completion of the appeal process.
Canoo’s management is current considering its options to regain compliance with the Bid Price Requirement and, if necessary, intends to take appropriate actions to resolve this matter so as to allow for permit the continued listing of the Common Stock on an exchange managed by The Nasdaq Stock Market LLC, and is considering its options to regain compliance with the Bid Price Requirement. The Company’s receipt of the Notice does not affect the Company’s reporting requirements with the SEC.
Background
On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among HCAC, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, a wholly owned subsidiary of HCAC (“First Merger Sub”), EV Global Holdco LLC (f/k/a HCAC IV Second Merger Sub, LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Legacy Canoo”). Pursuant to the terms of the Merger Agreement, a business combination between HCAC and Legacy Canoo was effected through the merger of (a) First Merger Sub with and into Legacy Canoo, with Legacy Canoo surviving as a wholly-owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Canoo becoming a wholly-owned direct subsidiary of HCAC (all transactions collectively, the “Business Combination”). In connection with the closing of the Business Combination, HCAC changed its name to Canoo Inc. and we became a Nasdaq-listed company.
Corporate Information
Our Common Stock and public warrants are listed on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144. Our website address is www.canoo.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
June Convertible Debentures
On June 30, 2023 (the “Agreement Date”), we entered into the Purchase Agreement in connection with the issuance and sale by us of the Initial Debenture, which consists of convertible debentures in an aggregate principal amount of $26.6 million, and pursuant to which the Company granted YA an option (the “Option”) to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the Purchase Agreement (the “Option Debenture,” and together with the Initial Debenture, the “Convertible Debentures”). The issuance of Initial Debenture and Initial Warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. YA represented to us that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Initial Debenture and Initial Warrant was acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
In addition, in connection with the Purchase Agreement, the Company issued to YA the Initial Warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises the Option, the Company will issue to YA an additional warrant (the “Option Warrant,” and together with the Initial Warrant, the “Warrants”) for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358.
This prospectus relates to the offer and sale by YA of up to 100,000,000 shares of Common Stock issuable upon conversion of the Initial Debenture and the 49,637,448 shares underlying the Initial Warrant. The Initial Debenture may be convertible into more than 100,000,000 shares of Common Stock, in which case we could be required to file one or more additional registration statements. See “The YA Transactions — Registration Rights Agreement.” We may also file one or more separate registration statements if YA exercises its Option in full or in part.
The Convertible Debentures bear interest at a rate of 3.0% per annum, subject to increase to 15.0% per annum upon the occurrence of certain events of default, including, but not limited to, failing to comply with certain registration requirements in the Registration Rights Agreement (as defined herein). The Initial Debenture will mature on August 30, 2024, and may be extended at YA’s option. The Option Debenture, to the extent issued, will mature 14 months after the date the Option Debenture is issued. The Initial Debenture was purchased at a purchase price equal to 94.0% of aggregate principal amount, resulting in gross proceeds to the Company of approximately $25.0 million. If YA exercises its Option, the Option Debenture will be purchased at a purchase price equal to 94.0% of the aggregate principal amount of the Option Debenture, which, if purchased, will result in gross proceeds to the Company of up to approximately $50.0 million based on the amount exercised. The Option may only be exercised by YA during the period of 5 trading days following the date on which we have publicly announced that it has obtained the Stockholder Approval described below.
The Convertible Debentures are convertible at the option of the holder into a number of shares of the Company’s Common Stock, equal to the applicable Conversion Amount (as defined below) divided by the lower of (a)(i) in the case of the Initial Debenture, $0.50 per share and (ii) in the case of the Option Debenture, $0.5358 per share (each of (i) and (ii), the “Fixed Conversion Price”) and (b) the Variable Conversion Price, but not lower than the Floor Price. The Convertible Debentures may be converted in whole or in part, at any time and from time to time, subject to the Exchange Cap (as defined below). The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Convertible Debentures as of such conversion (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.
We will not issue any Common Stock upon conversion of the Convertible Debentures held by YA if the issuance of such shares of Common Stock underlying the Convertible Debentures would exceed the aggregate number of shares of Common Stock that we may issue upon conversion of the Convertible Debentures in compliance with our obligations under the rules or regulations of Nasdaq. The Exchange Cap

(as defined below) will not apply under certain circumstances, including if the Company obtains the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares of Common Stock in excess of such amount. The Convertible Debentures provide us, subject to certain conditions, with an optional redemption right pursuant to which we, upon 10 trading days’ prior written notice to YA (the “Redemption Notice”), may redeem, in whole or in part, all amounts outstanding under the Convertible Debentures; provided that the trading price of the Common Stock is less than the applicable Fixed Conversion Price at the time of the Redemption Notice. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 5.0% of the principal amount being redeemed, plus all accrued and unpaid interest in respect of such redeemed principal amount.
Upon the occurrence of certain trigger events, we will be required to make monthly cash payments of principal in the amount of $7,500,000 (or such lesser amount as may then be outstanding) plus a premium equal to 5.0% of such principal amount plus all accrued and unpaid interest as of such payment. Such payments will commence 10 trading days following the occurrence of a trigger event and continue on a monthly basis thereafter until the Convertible Debentures are repaid in full or until the conditions causing the trigger event are addressed in the manner provided for in the Convertible Debentures. For a description of the trigger events, see “The YA Transactions.”
The Initial Warrant is immediately exercisable and will expire on June 30, 2028. The Option Warrant, to the extent issued, will be issued on the same terms as the Initial Warrant except that the exercise price of the Option Warrant will be $0.67 per share. The Warrants include customary adjustment provisions for stock splits, combinations and similar events. Prior to obtaining Stockholder Approval (as defined below), we may not issue any shares of Common Stock that exceed the number of shares that it may issue pursuant to Nasdaq rules (including, without limitation, the Exchange Cap) under the Warrants or other warrants subsequently issued to YA.
Under applicable Nasdaq rules and the Purchase Agreement, in no event may we issue or sell to YA shares of our Common Stock in excess of 95,448,226 shares (which number of shares represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of April 24, 2023, the date upon which we entered into a purchase agreement (the “April Purchase Agreement”) with YA in connection with the issuance and sale by the Company of convertible debentures in an aggregate principal amount of $48.0 million) (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. As of August 3, 2023, we have offered and sold to YA an aggregate of 95,447,319 shares of our Common Stock under the convertible debentures issued in connection with the April Purchase Agreement, which shares have counted against the Exchange Cap. There are 907 remaining shares of Common Stock that may issued prior to being capped by the Exchange Cap.
August Convertible Debentures
On August 2, 2023, we entered into an additional securities purchase agreement with YA in connection with the issuance and sale by us of additional convertible debentures in an aggregate principal amount of $27.9 million (the “August Initial Debenture”), and pursuant to which the Company granted YA an option to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the agreement (the “August Convertible Debentures”).
In addition, in connection with the securities purchase agreement, the Company issued to YA an additional warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises its option, the Company will issue to YA an additional warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358.
The Company and YA have agreed to transfer the outstanding balance on the convertible debentures issued pursuant to the April Purchase Agreement (the “April Convertible Debentures”) to the August Initial Debentures. Such outstanding balance is reflected in the aggregate principal amount issuable available under the August Initial Debentures. No amounts remain outstanding under the April Convertible Debentures. All amounts under the August Initial Debentures, including amounts assumed in respect of the April

Convertible Debentures, are to be governed by terms of the securities purchase agreement entered into in connection with the August Convertible Debentures and the August Convertible Debentures.
The foregoing description of the additional securities purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the securities purchase agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2023 and is incorporated herein by reference.
In connection with the execution of the Purchase Agreement and the additional securities purchase agreement relating to the August Convertible Debentures, the Company has agreed to hold an annual or special meeting of its stockholders (the “Proposed Stockholder Meeting”) to: (i) obtain the consent of our stockholders pursuant to Nasdaq Listing Rule 5635 for the issuance of all shares of our Common Stock that could be issued pursuant to the Convertible Debentures and the Warrants (including, without limitation, the Option Debenture and Option Warrant) and the securities issued pursuant to the additional securities purchase agreement entered into with YA on August 2, 2023 and (ii) obtain the consent of our stockholders to amend the Pre-Paid Advance Agreement entered into on July 20, 2022 between us and YA to provide for a floor price of $0.10 per share (each of (i) and (ii), the “Stockholder Approval”). On August 15, 2023, we filed a proxy statement and notice of meeting with the SEC announcing that the Proposed Stockholder Meeting will be held on October 5, 2023, at which stockholders will vote to approve the Stockholder Approval, among other things.

SECURITIES OFFERED
Shares of Common Stock Offered by the Selling Stockholder
Up to 149,637,448 shares of Common Stock that may be issued to YA, consisting of (i) up to 100,000,000 shares of Common Stock that may be issued pursuant to the Initial Debenture in an aggregate principal amount of $26.6 million, and (ii) shares of Common Stock that may be issued pursuant to the Initial Warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. We cannot predict the total number of shares that will be issued pursuant to the Initial Debenture and the Initial Warrant.
Shares of Common Stock Outstanding Prior to this Offering
628,341,678 shares of Common Stock (as of August 7, 2023).
Shares of Common Stock Outstanding After this Offering
777,979,126 shares of Common Stock, assuming the sale of a total of (i) 100,000,000 shares of Common Stock that may be issued to YA pursuant to the Initial Debenture and (ii) 49,637,448 shares of Common Stock that may be issued pursuant to the Initial Warrant. The actual number of shares will vary depending upon the number of shares we sell under the Purchase Agreement.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock included in this prospectus by the Selling Stockholder. We have received approximately $25.0 million in aggregate gross proceeds from the sale of the Initial Debenture to YA, and may receive up to approximately $26.6 million in proceeds upon payment of the exercise price of the Initial Warrant, from time to time after the date of this prospectus. We expect that the proceeds we receive from sales of our Common Stock to YA under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”
Market for Common Stock
Our Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “GOEV.”
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
Additional Risks Related to this Offering and Our Common Stock
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed both toward bringing our current vehicle programs to market as well as developing additional vehicles, along with related products and service offerings. The fact that we have a limited operating history means we have limited historical data on the demand for our EVs and other products. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.
As an early-stage growth company, our ability to access capital is critical. We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.
Our stock price may be volatile or may decline regardless of our operating performance, and if YA converts some or all of its Convertible Debentures, YA may not be able to or want to sell the resulting shares that it receives at a favorable price.
The stock market generally, and our Common Stock in particular, has experienced price and volume fluctuations. As a result of this volatility, YA might not be able to sell any Common Stock received upon conversion of any Convertible Debentures at a favorable price. The market price for our Common Stock might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include, but are not limited to:
•
changes to the electric car industry, including demand and regulations;

•
our ability to compete successfully against current and future competitors;

•
competitive pricing pressures;

•
our ability to obtain working capital financing;

•
additions or departures of key personnel;

•
sales of our common stock;

•
our ability to execute our growth strategy;

•
operating results that fall below expectations;

•
loss of any strategic relationship;

•
regulatory developments; and

•
economic and other external factors.

In addition, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These fluctuations might be even more pronounced in the new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.
Substantial blocks of our Common Stock may be sold into the market as a result of the securities sold to YA under the Purchase Agreement, which may cause the price of our Common Stock to decline.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
On June 30, 2023, we entered into the Purchase Agreement with YA. Pursuant to the Purchase Agreement, we issued to YA the Initial Debenture and the Initial Warrant. The Initial Debenture will mature on August 30, 2024, and may be extended at YA’s option. The Initial Debenture is convertible at the option of YA. The Initial Warrant is immediately exercisable and will expire on June 30, 2028. In addition, the Company granted YA the Option to purchase the Option Debenture in an aggregate principal amount up to $53,191,489 subject to the terms and conditions set forth in the Purchase Agreement. If YA exercises the Option, we will issue to YA the Option Warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358. The Option has not been exercised at this time.
Further, on August 2, 2023, we entered into an additional securities purchase agreement with YA. Pursuant to the securities purchase agreement, we issued additional convertible debentures in an aggregate principal amount of $26.6 million, and pursuant to which the Company granted YA an option to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the securities purchase agreement. In addition, the Company issued to YA an additional warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises its option under the additional securities purchase agreement, the Company will issue to YA an additional warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358. The option under the additional securities purchase agreement has not been exercised.
Any issuance of shares of Common Stock pursuant to the Initial Debenture, Initial Warrant, and, if the Option is exercised, the Option Debenture and Option Warrant or pursuant to the additional securities purchase agreement, will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
It is not possible to predict the actual number of shares we will issue under the Initial Debenture or Initial Warrant to the Selling Stockholder at any one time or in total, or the actual gross proceeds resulting from those sales.
Under the Purchase Agreement, the Initial Debenture is convertible at YA’s option, into a number of shares of Common Stock equal to the applicable Conversion Amount applicable to the Initial Debenture. In addition, there is no guarantee that YA will exercise the Initial Warrant, in full or in part. Issuance of our Common Stock, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. YA may ultimately decide to convert all, some or none of the Initial Debenture, and may ultimately decide to exercise all, some or none of the Initial Warrant. In addition, YA may choose to exercise all, some or none of its Option.
Because the Conversion Amount may be based on the Variable Conversion Price, the shares issued to YA under the Initial Debenture may fluctuate based on the market prices of our Common Stock. It is not possible for us to predict, as of the date of this prospectus and prior to any such issuance, the Conversion Amount YA will request, if any, and the number of shares of Common Stock that we will issue to YA under the Initial Debenture.
In addition, unless we obtain Stockholder Approval, we will not be able to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Depending on the market prices of our Common Stock in the future, this could be a significant limitation on the ability of YA to exercise the Initial Warrant, or could affect YA’s decision whether to convert any Convertible Debentures. Moreover, although YA has the Option to purchase the Option Debenture and the Option Warrant following receipt of Stockholder Approval, there is no guarantee they will do so, in part or in full. Thus, there is no guarantee we will receive additional proceeds from pursuant to the Purchase Agreement.
If, based on the price of our Common Stock, more than 100,000,000 shares will be issuable to YA under the Initial Debenture, or if YA exercises its Option, and the Exchange Cap provisions and other limitations in the Purchase Agreement would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by YA of any such additional shares of our Common Stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.
Further, the resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Initial Debenture, the number of shares of Common Stock issuable thereunder may vary. In addition, YA may exercise its Option after we receive the Stockholder Approval. Subject to receipt of the Stockholder Approval, if and when YA (i) converts the Initial Debenture in whole or in part, (ii) exercises the Initial Warrant in whole or in part or (iii) exercises its Option, in each case pursuant to the Purchase Agreement, YA may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from YA in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from YA in this offering as a result of future sales made by us to YA at prices lower than the prices such investors paid for their shares in this offering.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds from the offering of securities under this prospectus for working capital and general corporate purposes, as described in the section of this prospectus entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.
The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.
The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our securityholders.
If we do not maintain a current and effective prospectus relating to the Common Stock issuable upon conversion of the Convertible Debentures, YA may be unable to convert the Convertible Debentures.
If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon conversion of the Convertible Debentures at the time that YA wishes to convert such Convertible Debentures, we will be unable to issue freely tradable shares of Common Stock upon such conversions. As a result, YA may not receive Common Stock upon conversion or may not be able to sell any issued Common Stock. Although this could constitute an event of default under the Convertible Debentures, entitling holders to accelerate payment of the Convertible Debentures, there can be no assurance that we will be able to pay such accelerated amounts at such time, or such payments could be less economically advantageous than if the holder had received freely tradable shares upon conversion.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which are difficult to predict and are beyond our control and could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.
•
We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

•
We may be unable to adequately control the costs associated with our operations.

•
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we will be unable to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

•
Our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding or do not have access to additional capital, we will be unable to execute our business plans and could be required to terminate or significantly curtail our operations.

•
We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq, which would have an adverse impact on the trading, liquidity, and market price of our Common Stock.

•
The issuance of shares of our Common Stock upon the conversion of the Convertible Debentures and the August Convertible Debentures or upon the exercise of warrants sold to YA will continue to increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. Our inability to secure requisite stockholder approval for the issuance of shares pursuant to the Convertible Debentures and the August Convertible Debentures and the warrants sold to YA could materially and adversely impact our ability to fund our operations and may result in an Event of Default (as defined in the Convertible Debentures).

•
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions could adversely affect our current financial condition and projected business operations.

•
We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

•
Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

•
Our limited operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

•
We previously identified material weaknesses in our internal control over financial reporting. Although the weaknesses previously identified have been remediated, if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.
•
If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

•
We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

•
We face significant barriers to manufacture and bring our EVs to market, and if we cannot successfully overcome those barriers our business will be negatively impacted.

•
Customers who have committed to purchase significant amounts of our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, we will not realize the revenue we expect from these customers.

•
Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

•
We will depend initially on revenue generated from a single EV model and in the foreseeable future will be significantly dependent on a limited number of models.

•
There is no guarantee that we will be able to develop our software platform, Canoo Digital Ecosystem, or that if we are able to develop it, that we will obtain the revenue and other benefits we expect from it.

•
We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.

•
If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

•
Our distribution model may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

•
We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

•
If we fail to successfully build and tool our manufacturing facilities and/or if we are unable to establish or continue a relationship with a contract manufacturer or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.

•
We may not be able to realize the non-dilutive financial incentives offered by the States of Oklahoma and Arkansas where we will develop our own manufacturing facilities.

•
Developing our own manufacturing facilities for production of our EVs could increase our capital expenditures and delay or inhibit production of our EVs.

•
We have no experience to date in high volume manufacture of our EVs.

•
We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

•
Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

•
We depend upon third parties to manufacture and to supply key components and services necessary for our vehicles. We do not have long-term agreements with all of our manufacturers and suppliers, and if these manufacturers or suppliers become unwilling or unable to provide these key components and services we would not be able to find alternative sources in a timely manner and our business would be adversely impacted.

•
We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•
The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

•
Our EVs are based on the use of complex and novel steer-by-wire technology that is unproven on a wide commercial scale and rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

•
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

•
Economic, regulatory, political and other events, including the rise in interest rates, heightened inflation, slower growth or recession, issues with supply chain, shortage of labor and the war in Ukraine, adversely affect our financial results.

•
Our ability to meet the timelines we have established for production and manufacturing milestones of our EVs is uncertain.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by YA pursuant to the Purchase Agreement. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
We have received approximately $25.0 million in aggregate proceeds pursuant to the issuance of the Initial Debenture, and we may receive up to approximately $26.6 million for the exercise of the Initial Warrant. However, we are unable to estimate the actual amount of proceeds that we may receive pursuant to the Purchase Agreement, as it will depend on if and to what extent YA exercises the Initial Warrant, our ability to meet any conditions set forth in the Purchase Agreement, market conditions and the price of shares of our Common Stock, among other factors.
We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the possible resale from time to time by YA of up to 149,637,448 shares of our Common Stock that may be issued by us to YA under the Purchase Agreement in connection with the Initial Debenture and the Initial Warrant. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “The YA Transactions” below. We have previously entered into other transactions with YA as further described in this prospectus and current reports which are incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.”
The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them or if it will exercise the Initial Warrant, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 628,341,678 shares of our Common Stock outstanding on August 7, 2023. The number of shares that may actually be sold by YA pursuant to the Initial Debenture or that may be exercised under the Initial Warrant may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)
Name of Selling Stockholder	Number	Percent		Number	Percent
YA II PN, LTD.(2)	15,800,000	2.5%	149,637,448	15,800,000	2.0%

*
Represents ownership of less than 1%.

(1)
Assumes the sale of all shares being offered pursuant to this prospectus, which includes 100,000,000 shares of Common Stock underlying the Initial Debenture and 49,637,448 shares of Common Stock underlying the Initial Warrant, with no exercise of the Option. Depending on the market price of our Common Stock and the conversion price of our Common Stock pursuant to the Purchase Agreement, we may need to issue to YA under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to issue to YA the aggregate principal amount of $26.6 million plus all accrued and unpaid interest of Common Stock pursuant to the Initial Debenture under the Purchase Agreement. If we must issue more than 100,000,000 shares of Common Stock to YA pursuant to the Initial Debenture, or if YA exercises its Option, we must first register for resale under the Securities Act such additional shares.

(2)
YA is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

THE YA TRANSACTIONS
June Convertible Debentures
On June 30, 2023, we entered into the Purchase Agreement in connection with the issuance and sale by us of the Initial Debenture, which consists of convertible debentures in an aggregate principal amount of $26.6 million, and pursuant to which the Company granted YA an Option to purchase the Option Debenture in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the Purchase Agreement.
In addition, in connection with the Purchase Agreement, the Company issued to YA the Initial Warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises the Option, the Company will issue to YA the Option Warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358. The issuance of Initial Debenture and Initial Warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. YA represented to us that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Initial Debenture and Initial Warrant was acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
This prospectus relates to the offer and sale by YA of up to 100,000,000 shares of Common Stock issuable upon conversion of the Initial Debenture and 49,637,448 shares underlying the Initial Warrant. The Initial Debenture may be convertible into more than 100,000,000 shares of Common Stock, in which case we could be required to file one or more additional registration statements. See “— Registration Rights Agreement.” We may also file one or more separate registration statements if YA exercises its Option in full or in part.
The Convertible Debentures bear interest at a rate of 3.0% per annum, subject to increase to 15.0% per annum upon the occurrence of certain events of default, including, but not limited to, failing to comply with certain registration requirements in the Registration Rights Agreement (as defined herein). The Initial Debenture will mature on August 30, 2024, and may be extended at YA’s option. The Option Debenture, to the extent issued, will mature 14 months after the date the Option Debenture is issued. The Initial Debenture was purchased at a purchase price equal to 94.0% of aggregate principal amount, resulting in gross proceeds to the Company of approximately $25.0 million. If YA exercises its Option, the Option Debenture will be purchased at a purchase price equal to 94.0% of the aggregate principal amount of the Option Debenture, which, if purchased, will result in gross proceeds to the Company of up to approximately $50.0 million based on the amount exercised. The Option may only be exercised by YA during the period of 5 trading days following the date on which we have publicly announced that it has obtained the Stockholder Approval described below.
The Convertible Debentures are convertible at the option of the holder into a number of shares of the Company’s Common Stock, equal to the applicable Conversion Amount (as defined below) divided by the lower of (a)(i) in the case of the Initial Debenture, $0.50 per share and (ii) in the case of the Option Debenture, $0.5358 per share and (b) the Variable Conversion Price, but not lower than the Floor Price. The Convertible Debentures may be converted in whole or in part, at any time and from time to time, subject to the Exchange Cap. The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Convertible Debentures as of such conversion. In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.
The Initial Warrant is immediately exercisable and will expire on June 30, 2028. The Option Warrant, to the extent issued, will be issued on the same terms as the Initial Warrant except that the exercise price of the Option Warrant will be $0.67 per share. The Warrants include customary adjustment provisions for stock splits, combinations and similar events. Prior to obtaining the Stockholder Approval, we may not issue any shares of Common Stock that exceed the number of shares that it may issue pursuant to Nasdaq rules (including, without limitation, the Exchange Cap) under the Warrants or other warrants subsequently issued to YA.

Under applicable Nasdaq rules and the Purchase Agreement, in no event may we issue or sell to YA shares of our Common Stock in excess of 95,448,226 shares (which number of shares represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of April 24, 2023, the date upon which we entered into the April Purchase Agreement with YA in connection with the issuance and sale by the Company of convertible debentures in an aggregate principal amount of $48.0 million), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. As of August 3, 2023, we have offered and sold to YA an aggregate of 95,447,319 shares of our Common Stock under the April Convertible Debentures, which shares have counted against the Exchange Cap. There are 907 remaining shares of Common Stock that may issued prior to being capped by the Exchange Cap.
We do not know the conversion price for the shares issuable to YA under the Initial Debenture, and therefore cannot be certain as to the number of shares we might issue to YA under the Purchase Agreement pursuant to the Initial Debenture and Initial Warrant. As of August 3, 2023, there were 628,324,700 shares of our Common Stock outstanding. We will issue shares of Common Stock pursuant to the Initial Debenture in the aggregate principal amount of $26.6 million plus all accrued and unpaid interest, which may be greater than the 100,000,000 shares of Common Stock we are registering for purposes of issuance pursuant to the Initial Debenture. Depending on whether YA exercises its Option in full and in part and the market prices of our Common Stock at the time we issue shares to YA, to the extent the Exchange Cap provisions apply or if we have received the Stockholder Approval, we may need to file with the SEC one or more additional registrations statements to register for resale additional shares of our Common Stock. If all of the 149,637,448 shares offered by YA under this prospectus were issued and outstanding as of August 3, 2023, such shares would represent approximately 19.23% of the total number of shares of our Common Stock outstanding.
In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.
The net proceeds under the Purchase Agreement to us will depend on whether and to what extent YA exercises the Initial Warrant and if YA exercises its Option in full or in part. We expect that any proceeds received by us from such sales to YA will be used for working capital and general corporate purposes.
Upon the occurrence of certain trigger events, we will be required to make monthly cash payments of principal in the amount of $7,500,000 (or such lesser amount as may then be outstanding) plus a premium equal to 5.0% of such principal amount plus all accrued and unpaid interest as of such payment. Such payments will commence 10 trading days following the occurrence of a trigger event and continue on a monthly basis thereafter until the Convertible Debentures are repaid in full or until the conditions causing the trigger event are addressed in the manner provided for in the Convertible Debentures. Trigger events under the Convertible Debentures include when (i) the daily volume weighted average price of the Common Stock is less than the Floor Price for five trading days during a period of at least five trading days during a period of seven consecutive trading days (a “Floor Price Trigger”), or (ii) a condition exists, and continues for five consecutive trading days, where the Company is unable to issue Common Stock to YA which may be freely resold by YA without any limitations or restrictions, subject to certain exceptions, including, without limitation, the occurrence of any event causing a suspension in YA’s ability to use any prospectus contained in a registration statement, or a stop order or suspension of the effectiveness of a the registration statement.
The Initial Warrant is immediately exercisable and will expire on June 30, 2028. The Option Warrant, to the extent issued, will be issued on the same terms as the Initial Warrant except that the exercise price of the Option Warrant will be $0.67 per share. The Warrants include customary adjustment provisions for stock splits, combinations and similar events. Prior to obtaining the Stockholder Approval, we may not issue any shares of Common Stock that exceed the number of shares that it may issue pursuant to Nasdaq rules (including, without limitation, the Exchange Cap) under the Warrants or other warrants subsequently issued to YA.
August Convertible Debentures
On August 2, 2023, we entered into an additional securities purchase agreement with YA in connection with the issuance and sale by us of additional convertible debentures in an aggregate principal amount of

$27.9 million, and pursuant to which the Company granted YA an option to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the agreement.
In addition, in connection with the securities purchase agreement, the Company issued to YA an additional warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises its option, the Company will issue to YA an additional warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358.
The Company and YA have agreed to transfer the outstanding balance on the April Convertible Debentures to the August Initial Debentures. Such outstanding balance is reflected in the aggregate principal amount issuable available under the August Initial Debentures. No amounts remain outstanding under the April Convertible Debentures. All amounts under the August Initial Debentures, including amounts assumed in respect of the April Convertible Debentures, are to be governed by terms of the securities purchase agreement entered into in connection with the August Convertible Debentures and the August Convertible Debentures.
The foregoing description of the additional securities purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the securities purchase agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2023 and is incorporated herein by reference.
In connection with the execution of the Purchase Agreement and the additional securities purchase agreement relating to the August Convertible Debentures, the Company has agreed to hold the Proposed Stockholder Meeting to: (i) obtain the consent of our stockholders pursuant to Nasdaq Listing Rules 5635 for the issuance of all shares of our Common Stock that could be issued pursuant to the Convertible Debentures and the Warrants (including, without limitation, the Option Debenture and Option Warrant) and the securities issued pursuant to the additional securities purchase agreement entered into with YA on August 2, 2023 and (ii) obtain the consent of our stockholders to amend the Pre-Paid Advance Agreement entered into on July 20, 2022 between us and YA to provide for a floor price of $0.10 per share. On August 15, 2023, we filed a proxy statement and notice of meeting with the SEC announcing that the Proposed Stockholder Meeting will be held on October 5, 2023, at which stockholders will vote to approve the Stockholder Approval, among other things.
Short-Selling or Hedging by YA; Pledging of Securities
YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in certain short sales or hedging transactions which establish a net short position with respect to our Common Stock. Notwithstanding anything to the contrary contained in the Purchase Agreement, YA may pledge the securities under the Purchase Agreement in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by securities issued under the Purchase Agreement.
Termination of the Purchase Agreement
Pursuant to the Purchase Agreement, YA has the right to terminate its obligations under the Purchase Agreement with respect to itself at any time.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares of Common Stock that have been or may be issued by us to YA under the Purchase Agreement pursuant to the conversion of the Initial Debenture or exercise of the Initial Warrant that are being registered under the Securities Act for resale by YA under this prospectus are expected to be freely tradable. The resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Issuance of our Common Stock, if any, to YA under the Purchase Agreement will depend upon whether YA converts any portion of the Initial Debenture or exercises any amount of the Initial Warrant, market conditions and other factors.

Depending on market prices of shares of our Common Stock and subject to the Exchange Cap and other limitations in the Purchase Agreement, we may need to issue additional shares to YA under the Purchase Agreement pursuant to the Initial Debenture than are offered under this prospectus in order issue an aggregate of $26.6 million plus all accrued and unpaid interest shares to YA. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under pursuant to the Purchase Agreement is dependent upon the number of shares issuable to YA pursuant to the Initial Debenture and Initial Warrant, and whether YA exercises its Option.
Registration Rights Agreement
In connection with the Purchase Agreement, on the Agreement Date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with YA pursuant to which the Registrable Securities (as defined therein) held by YA, subject to certain conditions, will be entitled to registration under the Securities Act. Pursuant to the Registration Rights Agreement, we are required to file with the SEC (at our sole cost and expense) one or more registration statements (the “Registration Statements”) covering the resale by YA of all shares issuable upon exercise of the Initial Warrant and at least 100,000,000 shares of Common Stock issuable upon conversion of the Initial Debenture. Following the issuance of the Option Debenture and the Option Warrant, if the Option is exercised, the Company shall file one or more additional Registration Statements covering such number of shares of Common Stock as YA shall require, not to exceed 200% of all shares issuable upon conversion of the Convertible Debentures (assuming conversion at the Floor Price) and upon exercise of the Warrants. If the Company fails to file the Registration Statements with the SEC by the applicable filing deadline or obtain effectiveness by the applicable effectiveness deadline, or if a Registration Statement fails to remain continuously effective, if the Company is not permitted to utilize a Registration Statement for a certain period of time, or if the Company fails to comply with certain public information requirements, such event will be deemed an Event of Default (as defined in the form of Convertible Debentures).

PLAN OF DISTRIBUTION
On June 30, 2023, we entered into the Purchase Agreement in connection with the issuance and sale by us of the Initial Debenture, which consists of convertible debentures in an aggregate principal amount of $26.6 million and pursuant to which the Company granted YA the Option to purchase additional convertible debentures in an aggregate principal amount of up to $53,191,489 subject to the terms and conditions set forth in the Purchase Agreement.
In addition, in connection with the Purchase Agreement, the Company issued to YA the Initial Warrant to purchase 49,637,448 shares of Common Stock at an exercise price of $0.5358. If YA exercises the Option, the Company will issue to YA the Option Warrant for a number of shares of Common Stock determined by dividing the principal amount so exercised (up to $53,191,489) by 0.5358.
The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder, YA. We have agreed in the Purchase Agreement to provide customary indemnification to YA.
Though we have been advised by YA that it purchased the Initial Debenture and Initial Warrant for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that YA may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
It is possible that our shares may be sold from time to time by YA in one or more of the following manners:
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
to a broker-dealer as principal and resale by the broker-dealer for its account;

•
in a privately negotiated transaction; or

•
a combination of any such methods of sale.

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in certain short sales or hedging transactions which establish a net short position with respect to our Common Stock. Notwithstanding anything to the contrary contained in the Purchase Agreement, YA may pledge the securities under the Purchase Agreement in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by securities issued under the Purchase Agreement.
We have advised YA that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the common shares by YA and any unaffiliated broker-dealer.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $142,856.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS
The financial statements of Canoo Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CANOO INC.
149,637,448 SHARES OF COMMON STOCK
PROSPECTUS
August 15, 2023